                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          SCHERING-PLOUGH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                              Schering-Plough Logo

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 25, 2000

                               ------------------

     The Annual Meeting of Shareholders of Schering-Plough Corporation (the "Corporation") will be held at the offices of the Corporation, Galloping Hill Road, Kenilworth, New Jersey, on Tuesday, April 25, 2000, at 2:00 p.m. to:

        (1) Elect five directors for terms of three years and one director for a term of one year;

        (2) Act upon the ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 2000;

        (3) Act upon a shareholder proposal concerning pharmaceutical pricing;
            and

        (4) Transact such other business as may properly come before the meeting.

     Only holders of record of Common Shares at the close of business on March 3, 2000 will be entitled to vote at the meeting, or any adjournments or postponements thereof.

     If you are a shareholder of record and plan to attend the meeting, please detach and retain the admission ticket which is attached to your proxy card. If you are a shareholder whose shares are not registered in your own name and you plan to attend, you may obtain an admission ticket in advance by sending a written request, with evidence of stock ownership, to the Office of the Secretary, Schering-Plough Corporation, One Giralda Farms, Madison, New Jersey 07940. Evidence of your stock ownership can be obtained from your bank, broker, etc. Admission to the meeting will be on a first-come, first-served basis.

                                                    WILLIAM J. SILBEY
                                                         Secretary
Madison, New Jersey
March 10, 2000

                          Schering-Plough Corporation
                               One Giralda Farms
                         Madison, New Jersey 07940-1010

                                                                  March 10, 2000

                               ------------------
                                PROXY STATEMENT
                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schering-Plough Corporation (the "Corporation") to be voted at its Annual Meeting of Shareholders on April 25, 2000 and any adjournments or postponements thereof. The Annual Report of the Corporation for 1999, including financial statements for the year ended December 31, 1999, and this Proxy Statement and the accompanying form of proxy are being mailed commencing on or about March 10, 2000 to all shareholders of record as of the close of business on March 3, 2000.

                               ABOUT THE MEETING

WHAT AM I VOTING ON?

     - Election of five directors (Mr. Robert P. Luciano, Mr. H. Barclay Morley, General Carl E. Mundy, Jr., Ms. Patricia F. Russo and Mr. Arthur F. Weinbach) for terms of three years and one director (Mr. Eugene R. McGrath) for a term of one year

     - Ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 2000

     - Shareholder proposal concerning pharmaceutical pricing

WHO IS ENTITLED TO VOTE?

     Only shareholders of record at the close of business on the record date, March 3, 2000, are entitled to vote shares held on that date at the Annual Meeting. Each outstanding share entitles its holder to cast one vote.

HOW DO I VOTE?

     Vote By Mail: Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf FOR the election of the six nominated directors and the ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 2000 and AGAINST the shareholder proposal concerning pharmaceutical pricing.

     Vote By Telephone or Via Internet: If you are a shareholder of record (that is, if you hold your stock in your own name), you may vote by telephone or via the Internet by following the instructions on your proxy card. The telephone number is toll-free, so telephone voting is at no cost to you.

     If your shares are held in the name of a bank, broker or other holder of record (i.e., in "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting will be offered to shareholders owning shares through most banks and brokers.

     If you vote by telephone or via the Internet you do not need to return your proxy card.

CAN I ACCESS THE PROXY MATERIALS AND ANNUAL REPORT ELECTRONICALLY?

     This proxy statement and the 1999 annual report are available on the Corporation's Internet site at www.schering-plough.com/shareholder. Shareholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

     If you are a shareholder of record, you can choose this option by marking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone.

CAN I CHANGE MY VOTE?

     Yes. You may change your vote at any time before the proxy is exercised. If you voted by mail, you must (a) file with the Secretary of the Corporation a written notice of revocation or (b) timely deliver a valid, later-dated proxy. If you voted by telephone or via the Internet, you may change your vote with a later telephone or Internet vote, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum. As of January 31, 2000, the Corporation had outstanding and entitled to vote at the Annual Meeting 1,470,789,125 Common Shares, par value $.50 per share ("Common Shares").

     Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. For the ratification of the designation of Deloitte & Touche LLP and for approval of the shareholder proposal concerning pharmaceutical pricing, the affirmative vote of a majority of the votes cast on the item will be required.

     Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter. Under the rules of the New York Stock Exchange, absent instructions from the beneficial owners, brokers who hold shares in street name for beneficial owners have the authority to vote on the election of directors and the designation of auditors, but not the shareholder proposal.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions when you vote, the persons named as proxy holders will vote:

     - FOR election of the six nominated directors

     - FOR ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 2000

     - AGAINST the shareholder proposal concerning pharmaceutical pricing

     With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

CAN I ELIMINATE DUPLICATE MAILINGS?

     Securities and Exchange Commission ("SEC") rules require the Corporation to provide an Annual Report to shareholders who receive this Proxy Statement. If you are a shareholder of record and have more than one account in your name or the same address as other shareholders of record, you may authorize the Corporation to discontinue mailings of multiple Annual Reports. To do so, mark the appropriate box on each proxy card for which you do not wish to receive an Annual Report or, if you are voting by telephone or via the Internet you can give us instructions to discontinue future duplicate Annual Reports.

                             ELECTION OF DIRECTORS

     Pursuant to the Corporation's Certificate of Incorporation, the Board of Directors is divided into three classes, the terms of which expire successively over a three-year period. Five directors are to be elected at this Annual Meeting to hold office for a term of three years expiring at the 2003 Annual Meeting and until successors shall have been elected and qualified, and one director is to be elected at this Annual Meeting to hold office for a term of one year expiring at the 2001 Annual Meeting and until a successor shall have been elected and qualified. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or, if elected, will decline to serve.

     Biographical information is given below for each nominee for director, and for each director whose term of office will continue after the Annual Meeting. All of the nominees are presently directors and were previously elected by the shareholders, except Arthur F. Weinbach, who was elected by the Board effective October 26, 1999, and Eugene R. McGrath, who was elected by the Board effective January 1, 2000. Mr. David C. Garfield and Mr. William A. Schreyer will retire from the Board as of the Annual Meeting date.

                             NOMINEES FOR DIRECTOR
                              TERM TO EXPIRE 2003

  NOMINEE AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
  ----------------                           ---------------------

 [Robert P. Luciano       Chairman Emeritus of the Corporation. Mr. Luciano, 66, was
       PHOTO]               chairman and chief executive officer of the Corporation
                            from January 1986 to December 1995 and served as chairman
 ROBERT P. LUCIANO          from January 1996 until his retirement in November 1998.
        1978                He is a director of Honeywell Inc., C. R. Bard, Inc., and
                            Merrill Lynch & Co., Inc.

 [H. Barclay Morley       Former chairman and chief executive officer of Stauffer
       PHOTO]               Chemical Company (producer of chemicals). Mr. Morley, 70,
                            was chief executive officer of Stauffer Chemical from 1974
 H. BARCLAY MORLEY          to 1985. He was elected a director of the Corporation in
        1979                January 1979, resigned in February 1985, and then rejoined the Board in February 1987.

  NOMINEE AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
  ----------------                           ---------------------
[Carl E. Mundy, Jr.       Retired general, former commandant of the Marine Corps.
       PHOTO]               General Mundy, 64, entered the Marine Corps in 1953. He
                            held senior positions of operational command and top-level
 CARL E. MUNDY, JR.         management prior to appointment as commandant and Joint
        1995                Chiefs of Staff member in 1991. He led the Marine Corps
                            and served as military adviser to the President and
                            Secretary of Defense from 1991 to 1995. He is past
                            president of worldwide operations of the United Services
                            Organization and a director of General Dynamics
                            Corporation and NationsFunds. He also serves as chairman
                            of the Marine Corps University Foundation, a member of the boards of advisors to the Navy League and to The Citadel,
                            and a member of the Council on Foreign Relations.
 [Patricia F. Russo       Executive vice president and chief executive officer of the
       PHOTO]               Service Provider Networks business of Lucent Technologies
                            Inc. (communications). Ms. Russo, 47, assumed her current
 PATRICIA F. RUSSO          position in November 1999, having served as executive vice
        1995                president, strategy, business development and corporate
                            operations from January 1997 to October 1999, and from
                            1992 to 1996 as president of Lucent's Business
                            Communications Systems unit (formerly a unit of AT&T
                            Corp.). She joined AT&T in 1981, and held various
                            management and executive positions at AT&T. She is a
                            director of Xerox Corporation, New Jersey Manufacturers
                            Insurance Company and Georgetown University.
[Arthur F. Weinbach       Chairman and chief executive officer of Automatic Data
       PHOTO]               Processing, Inc. (independent computing services). Mr.
                            Weinbach, 56, has been associated with ADP since 1980,
 ARTHUR F. WEINBACH         assuming his current position in April 1998, having served
        1999                as president and chief executive officer since 1996 and
                            president and chief operating officer since 1994. Mr.
                            Weinbach serves on the boards of directors of Health Plan
                            Services, Boys Hope, University of Pennsylvania Club of
                            Metro NJ and United Way of Tri-State. He is on the
                            advisory board of New Jersey Institute of Technology and
                            on the board of trustees of New Jersey Seeds.

                              NOMINEE FOR DIRECTOR
                              TERM TO EXPIRE 2001

  NOMINEE AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
  ----------------                           ---------------------
 [Eugene R. McGrath       Chairman, president and chief executive officer of
       PHOTO]               Consolidated Edison, Inc. (energy company). Mr. McGrath,
                            58, has been associated with Con Edison since 1963. He
 EUGENE R. MCGRATH          assumed his current position in October 1997, and has
        2000                served as chairman and chief executive officer of Con
                            Edison's subsidiary, Consolidated Edison Company of New
                            York, Inc., since September 1990. He also serves as a
                            director or trustee of Atlantic Mutual Insurance Company,
                            Federal Reserve Bank of New York, the Association of
                            Edison Illuminating Companies, the Institute of Nuclear
                            Power Operations and the Edison Electric Institute. Mr.
                            McGrath is a member of the executive committee of the
                            Energy Association of New York State. He is also
                            co-chairman of the 14th Street-Union Square Local
                            Development Corporation, and a director or trustee of the
                            American Museum of Natural History, the Committee for
                            Economic Development, Barnard College, Manhattan College,
                            the Wildlife Conservation Society and the National Action
                            Council for Minorities in Engineering, Inc.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 2001

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------

 [Hugh A. D'Andrade       Vice chairman and chief administrative officer of the
       PHOTO]               Corporation. Mr. D'Andrade, 61, joined the Corporation as
                            senior vice president (administration) in February 1981,
 HUGH A. D'ANDRADE          was executive vice president (administration) from January
        1984                1984 to December 1995, and assumed his present position in
                            January 1996. Mr. D'Andrade is a trustee of Atlantic
                            Mutual Insurance Company and a director of AutoImmune Inc.
                            and Chitogenics, Inc. He also serves as a trustee of Drew
                            University and as a member of the Board of Visitors of
                            Columbia University School of Law.
 [Richard Jay Kogan       Chairman and chief executive officer of the Corporation. Mr.
       PHOTO]               Kogan, 58, joined the Corporation as executive vice
                            president (pharmaceutical operations) in April 1982, was
 RICHARD JAY KOGAN          president and chief operating officer from January 1986 to
        1982                December 1995, and president and chief executive officer
                            from January 1996 to November 1998 when he assumed his
                            present position. Mr. Kogan is a director of
                            Colgate-Palmolive Company and The Bank of New York
                            Company, Inc., and a director and former chairman of
                            Pharmaceutical Research and Manufacturers of America. He
                            also serves on the boards of St. Barnabas Corporation and
                            Medical Center and on the Board of Trustees of New York
                            University and is a member of the Business Roundtable and
                            the Council on Foreign Relations.

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------
 [Donald L. Miller        Chief executive officer and publisher of Our World News
       PHOTO]               (newspapers). Mr. Miller, 68, founded Our World News in
                            1995 and has served as chief executive officer and
  DONALD L. MILLER          publisher since its inception. He served as vice president
        1997                of employee relations of Dow Jones & Company from 1986 to
                            1995. He is a director of The Bank of New York Company,
                            Inc. and the Jackie Robinson Foundation. He also serves on the boards of trustees of Pace University and the
                            Meadowlands Hospital, and is chairman emeritus of
                            Associated Black Charities of New York. Mr. Miller served
                            as a Deputy Assistant Secretary of Defense from 1971 to
                            1973.
   [Richard de J.         Retired chairman and chief executive officer of ASARCO
   Osborne PHOTO]           Incorporated (non-ferrous metals producer). Mr. Osborne,
                            65, was chairman and chief executive officer of ASARCO
   RICHARD DE J.            from 1985 to 1999. Mr. Osborne is a director of The
      OSBORNE               BFGoodrich Company, Birmingham Steel Corporation, NACCO
        1988                Industries, Inc. and The Tinker Foundation. He is former
                            chairman and director of the International Copper
                            Association, the Copper Development Association, the
                            Silver Institute and the National Mining Association. He
                            is also a director of the Americas Society and the Council of the Americas. Mr. Osborne is a member of the Council on
                            Foreign Relations and the Economic Club of New York.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 2002

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------
 [Hans W. Becherer        Chairman, chief executive officer and chief operating
       PHOTO]               officer of Deere & Company (manufacturer of mobile power
                            machinery and supplier of financial and health care
  HANS W. BECHERER          services). Mr. Becherer, 64, has been associated with
        1989                Deere & Company since 1962. He was elected president and
                            chief operating officer of Deere & Company in 1987,
                            president and chief executive officer in 1989, and
                            chairman and chief executive officer in May 1990, and
                            assumed the duties of chief operating officer in 1996. Mr.
                            Becherer is a member of the board of directors of
                            Honeywell Inc. and The Chase Manhattan Corporation. He
                            serves on the board of trustees of the Committee for
                            Economic Development, and is a member of the Business
                            Council, the Business Roundtable, the Conference Board,
                            and the Council on Foreign Relations.

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------
   [Raul E. Cesan         President and chief operating officer of the Corporation.
       PHOTO]               Mr. Cesan, 52, joined the Corporation in 1977. He was
                            president of Schering-Plough International from September
   RAUL E. CESAN            1988 to December 1991, became president of Schering Labs
        1998                in January 1992 and then Executive Vice
                            President-Pharmaceuticals in September 1994. He assumed
                            his present position in November 1998. He is a director of
                            The New York Times Corporation, and a member of the
                            Healthcare Leadership Council and the Healthcare Institute
                            of New Jersey. He also serves on the board of trustees of
                            the Children's Specialized Hospital, the Foundation of the
                            University of Medicine and Dentistry of New Jersey, and
                            the U.S. Council for International Business.

Regina E. Herzlinger      Nancy R. McPherson Professor of Business Administration,
       Photo                Harvard Business School since 1971. Professor Herzlinger,
                            56, is a director of Cardinal Health, Inc., C.R. Bard,
REGINA E. HERZLINGER        Inc., and Deere & Company, and also serves on the board of
        1992                privately held companies and non-profit organizations,
                            including the Belmont Hill School of Belmont,
                            Massachusetts.
  [Robert F.W. van        Former chairman of the executive board of NV Koninklijke KNP
    Oordt PHOTO]            BT ("KNP BT") (producer of paper, board and packaging
                            products; and distributor of graphic paper, graphic and
  ROBERT F.W. VAN           information systems and office products). Mr. van Oordt,
       OORDT                63, joined Buhrmann-Tetterode N.V. ("BT") in May 1989 as a
        1992                member of the board of managing directors and was
                            appointed president and chief executive officer in January
                            1990. Mr. van Oordt served as chairman of KNP BT's
                            executive board from March 1993, following the merger of
                            KNP, BT and VRG, three leading Dutch-based industrial
                            corporations, until his retirement in April 1996. Mr. van
                            Oordt is a member of the Supervisory Boards of Nokia
                            Corporation, N.V. Union Miniere S.A., Draka Holding N.V.,
                            Roproperty Investment Management N.V. and Greenfield
                            Capital Partners. He is also Chairman of the Advisory
                            Council of PricewaterhouseCoopers N.V. and is a member of
                            the Board of Trustees of the International Bureau of
                            Fiscal Documentation and of the International Advisory
                            Board of Nijenrode University. He serves as Chairman of
                            the Foundation for Business in the Arts in the Netherlands
                            and is a senior member of the Conference Board.

 [James Wood PHOTO]       Chairman of the board of The Great Atlantic & Pacific Tea
                            Company, Inc. ("A&P") (supermarkets). Mr. Wood, 70, held
     JAMES WOOD             the office of chairman and chief executive officer of A&P
        1987                from 1980 to 1998, and he continues as chairman of the
                            board.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation has a standing Finance, Compliance and Audit Committee, Executive Compensation and Organization Committee, Pension Committee and Nominating and Corporate Governance Committee, each consisting exclusively of non-employee directors.

FINANCE, COMPLIANCE AND AUDIT COMMITTEE

     MEMBERS: Mr. Garfield (Chair), Mr. Becherer, Mr. Morley, Mr. Osborne, Mr. Schreyer,
              Mr. van Oordt, and Mr. Weinbach

     NUMBER OF MEETINGS IN 1999:  Five

     FUNCTIONS:

     - Reviews and recommends to the Board dividend policies and actions

     - Oversight of corporate borrowing and investment activities

     - Oversight of internal audit activities

     - Recommends to the Board the engagement of independent auditors

     - Reviews the professional services to be rendered by the independent auditors, the scope of their audit, their fees, the independence of the independent auditors, and the results of their engagement and meets regularly with the independent auditors

     - Oversight of litigation, insurance and risk management activities

     - Oversight of compliance with business conduct policy

     The independent auditors have unrestricted access to the Committee.

EXECUTIVE COMPENSATION AND ORGANIZATION COMMITTEE

     MEMBERS: Mr. Wood (Chair), Mr. Becherer, Mr. Morley, Mr. Osborne, and Mr. Schreyer

     NUMBER OF MEETINGS IN 1999:  Four

     FUNCTIONS:

     - Responsible for approving or recommending to the Board compensation, incentive awards, stock options, and benefit programs for officers and senior executives of the Corporation

     - Makes recommendations to the Board concerning executive organizational matters

PENSION COMMITTEE

     MEMBERS: Professor Herzlinger (Chair), Mr. McGrath, Mr. Miller, General
              Mundy, Ms. Russo, and Mr. Wood

     NUMBER OF MEETINGS IN 1999:  Three

     FUNCTIONS:

     - Responsible for general oversight of the investment of funds under employee benefit plans

     - Establishes investment policies for funds under employee benefit plans

     - Reviews the performance of managers and trustees of employee benefit plans

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     MEMBERS: Mr. Morley (Chair), Mr. Becherer, Mr. Schreyer, and Mr. van Oordt

     NUMBER OF MEETINGS IN 1999:  Three

     FUNCTIONS:

     - Reviews and makes recommendations to the Board with respect to the composition of the Board and the election and re-election of directors

     - Assesses periodically the functioning of the Board

     - Reviews and makes recommendations to the Board concerning director compensation

     The Committee will consider shareholder recommendations for directors. Shareholder recommendations should be forwarded by the shareholder to the Secretary of the Corporation with biographical data about the recommended individual. The By-laws of the Corporation provide a formal procedure for nominations by shareholders of director candidates. A shareholder intending to make such a nomination is required to deliver to the Secretary of the Corporation, not less than 30 days prior to a meeting called to elect directors, a notice with the name, age, business and residence addresses and principal occupation or employment of, and number of shares of stock of the Corporation owned by, such nominee, such other information regarding the nominee as would be required in a proxy statement prepared in accordance with the proxy rules of the SEC, and a consent to serve, if elected, of the nominee. A nomination not made in accordance with this procedure would be void.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     The Board of Directors held nine meetings in 1999. All directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members.

DIRECTORS' COMPENSATION

     Employee directors receive no fees for services rendered in their capacity as directors. Non-employee directors receive an annual retainer of $39,000, a fee of $1,000 per meeting for each Board meeting and for each Committee meeting attended, and a $1,000 per diem fee for special assignments. The chairperson of each Committee receives an additional fee of $1,000 for each meeting. Directors may elect to defer until termination of service as a director all or a portion of such fees under a Directors' Deferred Compensation Plan. Amounts deferred are, at the director's election, valued as if invested in the Corporation's Common Shares or in a simple interest fund and are payable in cash in installments or in a lump sum.

     Under the Directors' Deferred Stock Equivalency Program, each non-employee director (other than Mr. Luciano) is also credited annually with a $25,000 deferred payment in a Corporation stock equivalency account, which is valued as if invested in the Corporation's Common Shares. Upon termination of service as a director, the value of a director's deferred account is payable in cash in installments or in a lump sum, as elected by the director.

     Non-employee directors also receive an annual award of 2500 Common Shares under the Directors' Stock Award Plan.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     Set forth below is information with respect to beneficial ownership of the Common Shares of the Corporation as of January 31, 2000 by each director, certain executive officers and by all directors and executive officers of the Corporation as a group:

                                                              NUMBER OF
NAME                                                          SHARES(A)
----                                                          ---------
Hans W. Becherer............................................     27,400
Raul E. Cesan...............................................    730,630(b)
Joseph C. Connors...........................................    539,284(b)(c)
Hugh A. D'Andrade...........................................    537,540(b)
David C. Garfield...........................................     89,975(c)
Regina E. Herzlinger........................................     15,518
Richard Jay Kogan...........................................  1,219,049(b)
Robert P. Luciano...........................................    440,968(b)
Eugene R. McGrath...........................................        950
Donald L. Miller............................................      7,068
H. Barclay Morley...........................................     44,422
Carl E. Mundy, Jr...........................................      9,895
Richard de J. Osborne.......................................     59,327
Patricia F. Russo...........................................      9,800
William A. Schreyer.........................................     30,600
Robert F. W. van Oordt......................................      5,247
Arthur F. Weinbach..........................................      1,250
James Wood..................................................     93,000
Jack L. Wyszomierski........................................    297,916(b)
All directors and executive officers as a group including
  those above (28)..........................................  5,744,112(b)(c)

---------------
(a) The total for each individual is less than 0.2%, and for the group is less than 0.5%, of the outstanding Common Shares of the Corporation (including shares which could be acquired within 60 days of January 31, 2000 through the exercise of outstanding options or the distribution of shares under the Corporation's Stock Incentive Plans). The information shown is based upon information furnished by the respective directors and executive officers.

(b) Includes shares which could be acquired within 60 days of January 31, 2000 through the exercise of employee stock options or the distribution of shares under the Corporation's Stock Incentive Plans as follows: Mr. Cesan (555,400); Mr. Connors (437,380); Mr. D'Andrade (396,800); Mr. Kogan
    (860,400); Mr. Luciano (322,000); Mr. Wyszomierski (248,040); all directors and executive officers as a group (4,047,340).

(c) Does not include shares owned by family members and as to which beneficial ownership is disclaimed as follows: Mr. Connors, 13,880 shares; Mr. Garfield, 16,000 shares; one other executive officer, 4,354 shares.

COMMON SHARE EQUIVALENTS

     The following table sets forth the number of Common Share equivalents credited as of January 31, 2000 to the accounts of the Corporation's participating non-employee directors under the Directors' Deferred Compensation Plan and under the Directors' Deferred Stock Equivalency Program, including dividends credited. Under both, payments are made in cash following termination of service as a director based on the market value of the Common Shares of the Corporation at that time. For additional information, see "Directors' Compensation" above.

                                                               TOTAL
                                                              -------
Hans W. Becherer............................................   12,888
David C. Garfield...........................................   25,435
Regina E. Herzlinger........................................   30,131
Eugene R. McGrath...........................................      614
Donald L. Miller............................................    2,405
H. Barclay Morley...........................................   13,352
Carl E. Mundy, Jr...........................................    4,346
Richard de J. Osborne.......................................    8,400
Patricia F. Russo...........................................   13,519
William A. Schreyer.........................................  126,829
Robert F. W. van Oordt......................................   41,276
Arthur F. Weinbach..........................................      993
James Wood..................................................  116,369
                                                              -------
Total.......................................................  396,557

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information with respect to those persons who are known to the Corporation to own beneficially more than five percent of the Corporation's outstanding Common Shares, as of February 14, 2000.

                                                     COMMON SHARES
NAME AND ADDRESS                                      BENEFICIALLY     PERCENT
OF BENEFICIAL OWNER                                      OWNED         OF CLASS
-------------------                                  -------------     --------
FMR Corp...........................................  102,370,150(a)        7.0%
82 Devonshire Street
Boston, MA 02109
Mutuelles AXA......................................   87,230,642(b)        5.9%
9 Place Vendome
75001 Paris, France

---------------
(a) As reported on Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000. This number includes 95,370,403 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of acting as investment advisor to various investment companies; 5,804,297 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., as a result of its serving as investment manager of certain institutional accounts; and 1,165,050 shares beneficially owned by Fidelity International Limited as a result of its providing investment advisory and management services to various non-U.S. investment companies and certain institutional investors. Edward C. Johnson 3d, Chairman of FMR Corp., is also listed on the Schedule 13G as beneficially owning the 101,174,700 Common Shares of the Corporation, because he exercises dispositive power over the shares.

(b) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000. The Mutuelles AXA, as a group, includes 84,628,710 shares beneficially owned by Alliance Capital Management L.P.

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation of the five most highly compensated executive officers of the Corporation, including the Chief Executive Officer, for the fiscal year ended December 31, 1999 ("Fiscal 1999").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                          -----------------------------
                                                                                     AWARDS
                                           ANNUAL COMPENSATION            -----------------------------
                                   ------------------------------------                      SECURITIES
    NAME AND PRINCIPAL                                     OTHER ANNUAL   RESTRICTED STOCK   UNDERLYING      ALL OTHER
     POSITION IN 1999        YEAR    SALARY      BONUS     COMPENSATION      AWARDS(A)        OPTIONS     COMPENSATION(B)
    ------------------       ----  ----------  ----------  ------------   ----------------   ----------   ---------------
Richard Jay Kogan..........  1999  $1,200,000  $2,074,000         --         $8,861,438       287,000        $369,574
Chairman of the Board        1998   1,100,000   1,648,000         --          7,930,000       352,000         287,741
  and Chief Executive        1997     900,000   1,342,000         --          4,121,000       352,000         229,910
  Officer
Raul E. Cesan..............  1999  $  850,000  $1,157,000         --         $4,245,000       138,000        $270,410
President and Chief          1998     691,667     583,500         --          1,708,000        85,200         140,262
  Operating Officer          1997     537,500     375,000         --            887,600        85,200         112,069
Hugh A. D'Andrade..........  1999  $  681,250  $  464,000         --         $3,661,313       104,800        $188,213
Vice Chairman and            1998     640,000     448,000         --          1,708,000        85,200         157,936
  Chief Administrative       1997     601,500     419,500         --            887,600        85,200         142,992
  Officer
Joseph C. Connors..........  1999  $  467,000  $  286,000         --         $2,345,363        67,200        $118,373
Executive Vice President     1998     437,000     275,500         --          1,433,500        70,800          99,656
  and General Counsel        1997     416,000     261,000         --            744,950        70,800          92,240
Jack L. Wyszomierski.......  1999  $  440,000  $  269,500         --         $2,345,363        67,200        $ 96,995
Executive Vice President     1998     405,000     255,500         --          1,433,500        70,800          82,341
  and Chief Financial
     Officer                 1997     375,000     235,500         --            744,950        70,800          75,320

---------------
(a) In February 1999 restricted stock awards were granted to Mr. Kogan for 167,000 shares, to Mr. Cesan for 80,000 shares, to Mr. D'Andrade for 69,000 shares, to Mr. Connors for 44,200 shares, and to Mr. Wyszomierski for 44,200 shares. The vesting of such awards was subject to the attainment of a performance goal, which has been satisfied. See "Compensation Committee Report -- Stock-Based Compensation -- Restricted Stock Awards" on page 18. At December 31, 1999, the total number and value of undistributed shares, all of which are vested, for the named executive officers were: Mr. Kogan 375,000 shares ($15,890,625); Mr. Cesan 124,800 shares ($5,288,400); Mr.
    D'Andrade 113,800 shares ($4,822,275); Mr. Connors 81,800 shares ($3,466,275); and Mr. Wyszomierski 81,800 shares ($3,466,275). Shares awarded are distributable in five equal annual installments. Cash equivalent to the amount of all dividends on the Corporation's Common Shares is paid on all undistributed shares.

(b) Consists of, respectively, contributions under the profit-sharing plans of the Corporation, and the cost of executive life and medical insurance: for 1999, Mr. Kogan ($180,000 and $189,574); Mr. Cesan ($127,500 and $142,910);
    Mr. D'Andrade ($102,187 and $86,026); Mr. Connors ($70,050 and $48,323); and
    Mr. Wyszomierski ($66,000 and $30,995); for 1998, Mr. Kogan ($165,000 and
    $122,741); Mr. Cesan ($103,750 and $36,512); Mr. D'Andrade ($96,000 and
    $61,936); Mr. Connors ($65,550 and $34,106); and Mr. Wyszomierski ($60,750
    and $21,591); for 1997, Mr. Kogan ($135,000 and $94,910); Mr. Cesan ($80,625
    and $31,444); Mr. D'Andrade ($90,225 and $52,767); Mr. Connors ($62,400 and
    $29,840); and Mr. Wyszomierski ($56,250 and $19,070).

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Mr. Kogan has an agreement which provides for his employment as Chairman of the Board and Chief Executive Officer through December 31, 2000 at an annual base salary of not less than $1,200,000.

Mr. Kogan's agreement provides that his employment is automatically extended for successive two-year periods thereafter, but not beyond June 30, 2006, unless either he or the Corporation gives notice to terminate the agreement at least six months before its scheduled expiration date. Mr. Cesan has an agreement which provides for his employment as President and Chief Operating Officer through October 31, 2003 at an annual base salary of not less than $850,000. Mr. Cesan's agreement provides that his employment is automatically extended on a yearly basis, but not beyond October 30, 2012, unless either he or the Corporation gives notice to terminate the agreement at least six months before its scheduled expiration date. Mr. D'Andrade has an agreement which provides for his employment as Vice Chairman of the Board and Chief Administrative Officer through December 31, 2000 at an annual base salary of not less than $681,250. If for any reason other than cause the Corporation elects to terminate the employment of Mr. Kogan, Mr. Cesan or Mr. D'Andrade on any scheduled expiration date of his agreement (other than the last such date), his employment will be deemed to have been terminated by the Corporation without cause for purposes of the severance and retirement benefits described below.

     Under each agreement described above, if the executive's employment is terminated (i) by reason of death or disability, (ii) by the Corporation without cause, or (iii) by the executive for good reason or within a 30-day period following the first anniversary of a Change of Control (as defined below), he is generally entitled to (a) receive a lump sum equal to two times (I) his annual base salary and (II) the highest of his annual bonus and profit-sharing awards for the three preceding years, and (b) continue in the Corporation's welfare benefit plans for three years. If the executive remains employed through the first anniversary of a Change of Control, the executive is entitled to a special bonus equal to (i) his annual base salary and (ii) the highest of his annual bonus and profit-sharing awards for the three preceding years. If his employment terminates for any of the reasons enumerated above and the special bonus has not been paid, then his severance payment is increased by an amount equal to the special bonus. If his employment is terminated by reason of death or disability, the lump sum payment will equal the present value of the death or disability benefits payable under the Corporation's benefit plans and programs, if greater than the total severance payment otherwise payable under the employment agreement. A "Change of Control" is generally defined for purposes of these agreements as (i) the acquisition of 20% or more of the Common Shares, (ii) a change in a majority of the Board of Directors, unless approved by the incumbent directors (other than as a result of a contested election), and (iii) certain reorganizations, mergers, consolidations, liquidations or dissolutions. If any payment or distribution by the Corporation to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive from the Corporation a payment on an after-tax basis equal to the excise tax imposed. Additionally, each agreement provides for retirement benefits as described in the Pension Plan Table on page 15. After retirement, Mr. Kogan is entitled to an office and certain executive level services, including transportation and security services.

     Messrs. Connors and Wyszomierski each have an agreement that will trigger a period of employment of three years or to age 65, if sooner, upon a Change of Control or upon a termination of employment by the Corporation in anticipation of a Change of Control. During the employment period, the executive is entitled to receive an annual base salary at his highest rate during the twelve months prior to the Change of Control and an annual bonus equal to his highest bonus for the three years prior to the Change of Control. If his employment is terminated during the employment period (i) by the Corporation other than for cause or disability or (ii) by the executive for good reason or during a 30-day period following the first anniversary of the Change of Control, he is entitled to receive a lump sum equal to three times (a) his annual base salary plus (b) his highest annual bonus during the preceding year and the three years prior to the Change of Control plus (c) his highest profit-sharing award during the three years prior to termination. However, if the executive will attain age 65 less than three years from his date of termination, he will receive a proportionately reduced amount. In the event of such a termination of employment, each executive is also entitled to (i) receive in a lump sum a supplemental pension amount based on three years of deemed employment after termination or to age 65, if sooner, (ii) continue in the Corporation's welfare benefit plans for three years or to age 65, if sooner, (iii) retiree medical coverage if termination is at or after attainment of age 45, and (iv) supplemental pension payments without reduction for early retirement if termination is at or after age 50. If any payment or distribution by the Corporation to the executive is determined to be subject to the excise tax imposed by

Section 4999 of the Internal Revenue Code, he is entitled to receive from the Corporation a payment on an after-tax basis equal to the excise tax imposed.

     Under the Corporation's Stock Incentive Plans, stock awards and stock options granted to the named executive officers may vest and be cashed out upon a Change of Control.

OPTION TABLES

     The following tables provide information with respect to stock options granted to or exercised by the named executive officers during Fiscal 1999 and the fiscal year-end value of options held by such officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                GRANT DATE
                                                       INDIVIDUAL GRANTS                          VALUE
                                      ----------------------------------------------------   ----------------
                                      NUMBER OF
                                      SECURITIES     % OF TOTAL
                                      UNDERLYING   OPTIONS GRANTED
                                       OPTIONS     TO EMPLOYEES IN   EXERCISE   EXPIRATION      GRANT DATE
NAME                                  GRANTED(A)     FISCAL YEAR      PRICE        DATE      PRESENT VALUE(B)
----                                  ----------   ---------------   --------   ----------   ----------------
Richard Jay Kogan...................   287,000           3.2%        $53.0625    2/21/09        $6,019,999
Raul E. Cesan.......................   138,000           1.5         $53.0625    2/21/09         2,894,634
Hugh A. D'Andrade...................   104,800           1.2         $53.0625    2/21/09         2,198,244
Joseph C. Connors...................    67,200           0.7         $53.0625    2/21/09         1,409,561
Jack L. Wyszomierski................    67,200           0.7         $53.0625    2/21/09         1,409,561

---------------
(a) Options are for a term of 10 years and became exercisable after one year on February 23, 2000, except that transferable options which were transferred became exercisable immediately upon transfer. The exercise price of the option is the market value of the Common Shares on the date of grant. After the occurrence of a Change of Control, options become exercisable and may be cashed out for a period of 60 days. Although permitted under the Corporation's stock incentive plan, no standard stock appreciation rights were granted in tandem with the options. Options granted to Messrs. Kogan, D'Andrade and Connors are transferable in accordance with the terms of the plan.

(b) The valuation calculations are solely for purposes of compliance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. The grant date present value is derived by using the Black-Scholes option pricing model with the following assumptions: the average dividend yield for the three years ended February 28, 1999 (1.50%); volatility of the Common Shares based on monthly total returns for the three years ended February 28, 1999 (0.2685); an annualized risk-free interest rate of 5.39%; and an option term of 10 years. If the named executive officers should realize the grant date values shown in the table, the equivalent value of the appreciation of all Common Shares of the Corporation outstanding on the grant date would be approximately $30.9 billion, of which the value of the named officers' options would be 0.05%. This valuation model was not adjusted for risk of forfeiture or the vesting restrictions of the options, and does not necessarily represent the fair market value of individual options. Options will have no actual value unless, and only to the extent that, the price of the Common Shares appreciates from the grant date to the exercise date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED              IN-THE-MONEY
                             SHARES                           OPTIONS AT FY-END            OPTIONS AT FY-END(A)
                           ACQUIRED ON       VALUE       ---------------------------   ----------------------------
          NAME              EXERCISE       REALIZED      EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
          ----             -----------    -----------    -----------   -------------   -----------    -------------
Richard Jay Kogan........     596,000(b)  $24,577,339(b)   540,000(c)     287,000(d)   $13,960,250(c)  $         0(d)
Raul E. Cesan............     330,120      17,293,595      401,040        698,000        9,892,910      15,435,000
Hugh A. D'Andrade........     219,320       9,027,852      278,200(b)     104,800(d)     6,738,823(b)            0(d)
Joseph C. Connors........      85,600       4,311,667      361,340        399,200(d)     9,407,939       9,421,249(d)
Jack L. Wyszomierski.....      32,000       1,541,497      172,000        399,200        2,761,875       9,421,249

---------------

(a) Based on the closing price of Common Shares on the New York Stock Exchange on December 31, 1999 of $42.375.

(b) Includes stock options granted in February 1998 which were transferred and exercised in accordance with the terms of the Corporation's stock incentive plan (Mr. Kogan 116,000; Mr. D'Andrade 42,600). After transfer, 58,000 of these stock options were no longer beneficially owned by Mr. Kogan and 42,600 of these options were no longer beneficially owned by Mr. D'Andrade.

(c) Includes 60,000 stock options granted in February 1998 which were transferred by Mr. Kogan in accordance with the terms of the Corporation's stock incentive plan. After transfer, 30,000 of these options were no longer beneficially owned by Mr. Kogan.

(d) Includes stock options granted in February 1999 which were transferred in accordance with the terms of the Corporation's stock incentive plan (Mr. Kogan 143,500 options; Mr. D'Andrade 40,000 options; Mr. Connors 27,200 options). After transfer, 71,750 of these options were no longer beneficially owned by Mr. Kogan and 40,000 of these options were no longer beneficially owned by Mr. D'Andrade.

                               PENSION PLAN TABLE

     The approximate total annual benefits payable upon retirement at age 65 in specified compensation and years of service classifications are shown in the following table.

       HIGHEST AVERAGE ANNUAL                            APPROXIMATE ANNUAL BENEFIT
     COMPENSATION FOR ANY PERIOD       --------------------------------------------------------------
   OF 60 CONSECUTIVE MONTHS DURING      15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
    LAST 120 MONTHS OF EMPLOYMENT      OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE
-------------------------------------  ----------   ----------   ----------   ----------   ----------
$ 800,000............................  $  280,000   $  320,000   $  360,000   $  400,000   $  440,000
 1,000,000...........................     350,000      400,000      450,000      500,000      550,000
 1,200,000...........................     420,000      480,000      540,000      600,000      660,000
 1,600,000...........................     560,000      640,000      720,000      800,000      880,000
 2,000,000...........................     700,000      800,000      900,000    1,000,000    1,100,000
 2,200,000...........................     770,000      880,000      990,000    1,100,000    1,210,000
 2,400,000...........................     840,000      960,000    1,080,000    1,200,000    1,320,000
 2,600,000...........................     910,000    1,040,000    1,170,000    1,300,000    1,430,000
 2,800,000...........................     980,000    1,120,000    1,260,000    1,400,000    1,540,000
 3,000,000...........................   1,050,000    1,200,000    1,350,000    1,500,000    1,650,000

     The table above reflects benefits on a life annuity basis and amounts payable are not subject to Social Security or other offset. Retirement benefits under the Corporation's nonqualified plans are payable on an annuity basis or on a present value lump sum basis at the election of the executive. Covered compensation consists of salary and bonus which, for the named executive officers, is shown in the Summary Compensation Table on page 12. The credited years of service as of December 31, 1999 are: Mr. Cesan (22 years); Mr. Connors (22 years); Mr. D'Andrade (18 years); Mr. Kogan (17 years); Mr. Wyszomierski (16 years).

     Under their employment agreements referred to on page 12, each of Messrs. Kogan, Cesan and D'Andrade is entitled to receive a minimum annual benefit of 55% of final average annual compensation upon retirement at or after age 62, and his wife is entitled to a minimum annual survivor's benefit of 45% of such final average annual compensation after his death. If either Mr. Kogan's, Mr. Cesan's or Mr. D'Andrade's employment is terminated at any time (a) by the Corporation without cause or for disability, or (b) by him for good reason or within the 30-day period following the first anniversary of a Change of Control, he would be entitled to the same minimum annual pension and his wife would be entitled to the same minimum annual survivor's benefit as though he had retired at or after age 62. In the event of the death of Mr. Kogan, Mr. Cesan or Mr. D'Andrade during the term of his employment agreement, his surviving spouse will be entitled to receive a minimum annual survivor's benefit of 45% of his final average annual compensation. Retirement benefits provided to Messrs. Kogan, Cesan and D'Andrade under their employment agreements are payable on an annuity basis or on a present value lump sum basis at the election of the executive.

                               PERFORMANCE GRAPH
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 1999

                                                  SCHERING-PLOUGH CORP.       COMPOSITE PEER GROUP            S&P 500 INDEX
                                                  ---------------------       --------------------            -------------
1994                                                     100.00                      100.00                      100.00
1995                                                     152.00                      161.00                      138.00
1996                                                     183.00                      203.00                      168.00
1997                                                     357.00                      306.00                      224.00
1998                                                     642.00                      450.00                      288.00
1999                                                     497.00                      401.00                      349.00

     The graph above assumes a $100 investment on December 31, 1994, and reinvestment of all dividends, in the Corporation's Common Shares, the S&P 500 Index, and a composite peer group of the following drug and health care companies: Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc., Pharmacia & Upjohn, Inc., and Warner-Lambert Company.

                         COMPENSATION COMMITTEE REPORT

PRINCIPLES AND PROGRAM

     The Corporation's executive compensation program is designed to serve the Corporation's broader strategic goals of profitable growth and the creation of long-term shareholder value. The program is fundamentally a pay for performance program designed to:

     - ensure the Corporation's ability to attract and retain superior executives

     - strongly align the interests of the Corporation's executives with those of its shareholders

     - provide a compensation package that balances individual contributions and overall business results

     The Executive Compensation and Organization Committee (the "Committee") is responsible for setting the Corporation's executive compensation policy. The Committee consists of five directors who are not employees of the Corporation and are not eligible to participate in the Corporation's executive compensation programs.

     In determining executive compensation, the Committee evaluates both the total compensation package and its individual elements. As part of its review, the Committee considers compensation data for companies which represent direct competitors for executive talent. The data, which is developed by established, independent compensation consultants, includes information on those drug and health care companies within the peer index used in the performance graph in the proxy statement (the "Peer Group") and other pharmaceutical and consumer products companies, including some for which public information is not available. The selection of the Corporation's principal compensation consultant is ratified annually by the Committee.

TOTAL COMPENSATION

     An executive's total compensation consists of three elements: base salary, an annual incentive bonus, and long-term stock-based compensation (stock options and restricted stock awards).

BASE SALARY

     The Committee assesses a number of factors in fixing the salary of the executive officers (including those named in the proxy statement). Those factors typically include: the responsibility of the individual's position, the individual's performance, the Corporation's overall financial performance, certain non-financial indicators of corporate performance, and the business and inflationary climate. In the case of executive officers with responsibility for a particular business unit, the Committee also considers the unit's financial results. Non-financial indicators may include, among other things, strategic developments for which an executive officer has responsibility (such as acquisitions or product approvals and development) or managerial performance (such as succession planning, resource allocation and social responsibility). The evaluation of an executive's non-financial indicators is reflected in his performance rating.

     Each year, the Committee reviews with the Chief Executive Officer his performance ratings of the other executive officers and evaluates compensation levels against levels at the competitor companies. Established, independent compensation consultants are used to confirm that salary levels are within the range of the competitor companies. To ensure that compensation policy for executive officers is consistent with overall Corporation results and executive compensation strategies, the Committee reviews the compensation awarded to the approximately 90 most highly compensated executives.

     The Committee targets salaries of the Corporation's executive officers to fall within a range above the median but below the high end of the salary levels at the competitor companies, except that the salaries of Messrs. Kogan and Cesan for 1999 were set at the median of the range. In fixing the salaries of the executive officers for 1999, the Committee considered the Corporation's overall financial performance and the non-financial indicators reflected in individual performance ratings, although no particular weighting was assigned to any specific aspect of corporate performance.

ANNUAL INCENTIVE BONUS

     The Executive Incentive Plan, the Corporation's bonus plan, allows the Committee to make annual cash awards to the executive officers, based on certain financial and non-financial indicators of corporate performance.

     In 1999 the shareholders approved the executive incentive bonus program, including performance goals, for certain senior executive officers, including the Chief Executive Officer and the other executive officers named in the proxy statement. Under this program, the amount of cash incentive bonus that the Committee may award under the Executive Incentive Plan to these executive officers for any year is determined by a formula established by the Committee which may incorporate any one or more of the following performance goals: pre-tax earnings, earnings per share growth, or return on equity. The Committee may, in its discretion, reduce the amount of the incentive bonus award determined under the program formula. However, the Committee may not increase the amount of any incentive bonus award determined under the program formula. In no event may an incentive bonus award for any year to any covered executive officer exceed the maximum award specified in the program.

     For 1999, the Committee fixed specified percentages of base salary as target incentive bonus awards for the covered executive officers, and each of the three performance goals was assigned a one-third weighting toward the attainment of the target award. The performance goal for pre-tax earnings for 1999 was the Corporation's income before income taxes in the Corporation's 1999 operating plan as approved by the Committee. The performance goal for earnings per share growth for 1999 was the average of the First Call Corporation consensus projected earnings per share growth of the Peer Group for their corresponding fiscal year. The performance goal for return on equity for 1999 was the average return on equity of the Peer Group for the five consecutive years ending with the second year prior to the commencement of 1999. Actual earnings per share, return on equity and pre-tax earnings were based upon amounts reported in the Corporation's financial statements in its Annual Report to shareholders, as adjusted for accounting changes and other special items identified by the Committee and certified by the Corporation's independent auditors.

     In 1999 the Corporation met or exceeded each of the pre-tax earnings, basic earnings per share growth, and return on equity goals. Pre-tax earnings from continuing operations increased by 20%, diluted earnings per share from continuing operations grew by 20%, and return on equity equaled 46%. The Committee has certified that the performance goals and the other material terms of the executive incentive bonus program were satisfied for 1999. In accordance with the program formula the cash awards of all of the executive officers were greater than their target awards, because all of the performance goals were met or exceeded.

     The amount of cash awards to the executive officers who are not covered by the executive incentive bonus program also bears a significant relationship to corporate performance. The Committee awards bonuses to these officers based principally on the same performance goals used in the executive incentive bonus program, with the pre-tax earnings goal assigned a weighting of 35%, and the earnings per share growth and return on equity goals each assigned a 20% weighting, except for one officer whose goals include his business unit's performance. In awarding a bonus to these executive officers, the Committee also considers the non-financial factors reflected in an individual's performance rating. However, those non-financial factors cannot constitute the basis for more than 25% of the target bonus award.

STOCK-BASED COMPENSATION

     Under the 1997 Stock Incentive Plan, which was approved by shareholders, the Committee may grant stock options and restricted stock awards to the executive officers and other key employees. The Committee believes that the Corporation's long-term stock-based compensation aligns the interest of executive officers with that of the shareholders, as any appreciation in the price of the stock will benefit all shareholders commensurately. This is particularly true in the case of the restricted stock awards, because they are distributed over a five-year period. Also, the five-year distribution period for the restricted stock awards serves as an inducement for the officers to remain with the Corporation.

     The Committee sets fixed guidelines for the size of stock option grants and restricted stock awards for each executive grade level within the Corporation, other than that of Messrs. Kogan and Cesan, based on the stock-based compensation levels at the competitor companies. Under the guidelines, the Committee grants stock options and restricted stock awards to each executive officer in specified amounts based on the officer's executive grade level and individual performance rating. In determining awards of stock-based compensation the Committee focuses on multi-year trend data and targets such awards to fall within a range above the median but below the high end of the stock-based compensation levels at the competitor companies. However, for 1999, the stock-based compensation levels of Messrs. Kogan and Cesan, which are not subject to the fixed guidelines, were set at the 75th percentile of the range. Average awards to the executive officers during the three years ended December 31, 1999 fell near the high end of the range, principally owing to appreciation in the market price of the Common Shares.

     STOCK OPTIONS -- The Committee relies on a valuation of stock options provided by independent compensation consultants using as a basis for valuation the Black-Scholes methodology. Stock options are awarded with an exercise price equal to the market price at the time of grant, are generally first exercisable after one year and generally are exercisable for a term of ten years. However, the actual value of any options granted will depend entirely on the extent to which the Corporation's Common Shares have appreciated in value at the time the options are exercised.

     RESTRICTED STOCK AWARDS -- Under the 1997 Stock Incentive Plan, shareholders approved performance goals for restricted stock awards for certain senior executive officers, including the Chief Executive Officer and the other executive officers named in the proxy statement. The vesting of the restricted stock award to a covered executive officer is subject to the attainment of the performance goal for earnings per share growth or return on equity or pre-tax earnings described above under "Annual Incentive Bonus." If none of the performance goals are met then the vesting of the restricted stock award to a covered executive is based on an average of the degree to which the three performance goals are achieved. The awards are assigned a dollar value based on the share price at the time the award is made. Vested award shares are distributable ratably over five years. The Committee has certified that all of the performance goals were satisfied for 1999.

     The vesting of restricted stock awards for the Corporation's executive officers who are not covered by the restricted stock award program is not subject to a performance condition. The awards are assigned a dollar value based on the share price at the time the award is made and are distributable ratably over five years.

COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER FOR 1999

     In setting Mr. Kogan's base salary, the Committee evaluates the same factors which it considers in establishing the salary levels of the executive officers generally, as well as the limitations of Section 162(m) of the Internal Revenue Code relating to deductibility of certain executive compensation. In addition, the Committee considers the status of Mr. Kogan as the Corporation's most senior officer and the important role he has in achieving overall corporate goals. In granting stock options and restricted stock awards to Mr. Kogan, the Committee sets no fixed guideline, but takes into consideration his total compensation package and competitive compensation data, overall corporate financial performance, his role in attaining those results, and the number of options and stock awards previously granted, although no particular weighting is assigned to any factor.

     Mr. Kogan was awarded a base salary of $1,200,000 for 1999. The base salary awarded to Mr. Kogan was set at the median of comparable positions at the competitor companies, while establishing an overall compensation structure tied to corporate performance.

     Mr. Kogan is subject to a long-term employment contract. The Committee believes that given Mr. Kogan's record, his status in the industry, and his experience and leadership, his contract significantly benefits the Corporation and the shareholders by securing Mr. Kogan's services as Chairman of the Board and Chief Executive Officer for the future and by encouraging him to focus on the long-term strategic interests of the Corporation.

     In accordance with the executive incentive bonus program formula, Mr. Kogan received a bonus of $2,074,000 for 1999, which was greater than his target award. In 1999, the Committee granted Mr. Kogan 287,000 stock options and a restricted stock award for 167,000 shares.

INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee has structured the annual incentive bonus, deferred compensation and long-term equity-based compensation programs for its most senior executives so that such bonuses and restricted stock awards should constitute qualifying performance-based compensation under
Section 162(m). The Committee also recognizes that unanticipated future events, such as a Change of Control of the Corporation or a change in executive personnel, could result in a disallowance of compensation deductions under
Section 162(m). Moreover, the Committee may from time to time award compensation that is non-deductible under Section 162(m) when, in the exercise of the Committee's business judgment, such award would be in the best interests of the Corporation.

                                          EXECUTIVE COMPENSATION AND
                                          ORGANIZATION COMMITTEE

                                             James Wood, Chairman
                                             Hans W. Becherer
                                             H. Barclay Morley
                                             Richard de J. Osborne
                                             William A. Schreyer

                            DESIGNATION OF AUDITORS

     Upon the recommendation of the Finance, Compliance and Audit Committee, the Board of Directors has designated Deloitte & Touche LLP to audit the books and accounts of the Corporation for the year ending December 31, 2000, and will offer a resolution at the meeting to ratify the designation. Deloitte & Touche LLP has been the principal auditor of the Corporation since the Corporation was formed in 1970. Representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

             SHAREHOLDER PROPOSAL CONCERNING PHARMACEUTICAL PRICING

     The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, Pennsylvania 19014-1207, beneficial owner of at least 100 Common Shares, has informed the Corporation of its intention to present the following proposal at the Annual Meeting. The proposal is also being co-sponsored by four other shareholders: Sisters of Saint Joseph, Mount Saint Joseph Convent, 9701 Germantown Avenue, Philadelphia, PA 19118 (21,300 shares held); Society of the Holy Child Jesus, 460 Shadeland Avenue, Drexel Hill, PA 19026 (20,300 shares held); Franciscan Friars, St. Benedict the Moor Friary, 146 Danforth Avenue, Paterson, NJ 07501 (700 shares held); Catholic Healthcare West, 1700 Montgomery Street, Suite 300, San Francisco, CA 94111 (89,650 shares held). Approval of this proposal requires that the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will not be included in determining the number of votes cast.

     WHEREAS:

     Health Care Financing Administration data based on five year figures through 1999 shows spending on prescription drugs rising 12% per year, more than double the 5.1% increase in national health expenditure;

     A 1998 House Committee Report found that:

     *Older Americans and other individuals (e.g. the uninsured and the under-insured) who buy prescription drugs in the retail market pay substantially more for drugs that drug manufacturers "favored customers" (federal government agencies and large HMO's);

     *Pharmacies appear to have small mark-ups in prices in prescription drugs;

     These higher prices are also borne by institutional health care facilities;

     Drug prices are consistently higher in the US retail market than in other industrialized countries. Recent studies reveal that eight antidepressants and anti-psychotic drugs cost, on average, twice as much in the US as in European and other North American industrialized countries.

     Our company has paid $8.3 million as part of a settlement of a class action law suit that accused several companies of using an unfair two-tiered system to price wholesale drugs;

     RESOLVED: Shareholders request the Board of Directors to:

     1. Create and implement a policy of price restraint on pharmaceutical products for individual consumers and institutional purchasers, utilizing a combination of approaches to keep drug prices at reasonable levels.

     2. Report to shareholders by September, 2000 on changes in policies and pricing procedures for pharmaceutical products (withholding any competitive information and at a reasonable cost).

SUPPORTING STATEMENT: We suggest that the policy include a restraint on each individual drug and that it not be based on averages which can mask tremendous disparities: a low price increase for one compound and a high price increase for another, one price for a "favored customer" (usually low) and another for the retail customer (usually high).

     We understand the need for ongoing research and appreciate the role that our company has played in the development of new medicines. We are also aware that the cost of research is only one determinant for the final price of a drug. The manufacturing, selling, marketing and administrative costs often contribute far more to the price of the drug that research costs. Thus, we believe that price restraint can be achieved without sacrificing necessary research efforts.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

     The Corporation is committed to responsible drug pricing and finding mechanisms to ensure access to necessary medicines for uninsured and underinsured patients. The Corporation has and continues to restrain price increases to various government purchasers such as the Veterans Administration, the Public Health Service, community health care organizations and needy senior citizen programs. The Corporation also has a long-standing policy of providing life-saving prescription drugs free of charge to indigent patients as well as working with patients and physicians to assist in determining patient eligibility for other forms of financial assistance. In addition, for each of the past two years, the Corporation has held our average U.S. net prescription drug price increases below the increase in the inflation rate. The Corporation anticipates that its average U.S. prescription drug price increases this year will again be at or below the Consumer Price Index.

     Your Board of Directors believes that the Corporation's pricing policies are reasonable and that this shareholder proposal raises potential competitive, economic and legal problems. Publication of the requested report could, under certain circumstances, put the Corporation at a competitive disadvantage, and might encourage similar requests for reports involving virtually all areas of the business. Adoption of a pricing policy or formula knowing that the shareholders have proposed a similar policy or formula to other pharmaceutical companies including competitors of the Corporation could be challenged as a variety of price fixing forbidden by antitrust law.

     Furthermore, your Board of Directors believes that it would be inappropriate and contrary to the best interests of the Corporation and its shareholders to create the specific policy required by this proposal. By adopting such a policy, the Board would dispense with prudent business practices that the Corporation and other pharmaceutical companies normally employ in reaching decisions on prescription drug prices, including consultation with clinical and marketing professionals and consideration of such issues as cost of research and development, patient affordability and potential avoidability of hospitalization and other costs, potential competition, added value a product brings to quality of life, cost of goods, and ensuring a fair return to shareholders. Variation in pharmaceutical prices is attributable to a whole host of reasons, including differences in currency exchange and inflation rates; differing approval times and standards of medical practice; government recognition of research efforts; product volume; product liability and tort systems; patent expiration dates; terms of market exclusivity; and other government policies, including use of generic drugs versus alternative reimbursement programs.

     New pharmaceuticals not only save more lives and improve more patients' well-being -- they are cost-effective. The costs and risks of developing pharmaceuticals are so high that substantial rewards for success are necessary to motivate investment. The artificial pricing mechanism suggested by this shareholder proposal would diminish those rewards and act as a disincentive to the Corporation to invest in breakthrough-medicine research.

                                 OTHER BUSINESS

     The By-laws of the Corporation provide a formal procedure for bringing business before the Annual Meeting. A shareholder proposing to present a matter before the Annual Meeting is required to deliver to the Secretary of the Corporation, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's Annual Meeting (or in the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, not earlier than the 120th day prior to the Annual Meeting and not later than the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation), a notice with a brief description of the business desired to be brought, the reasons for conducting such business, the name and address of the shareholder and the number of shares of the Corporation's stock the shareholder beneficially owns, and any material interest of the shareholder in such business. If these procedures are not complied with, the proposed business will not be transacted at the Annual Meeting. Such By-law provisions are not intended to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Pursuant to Rule 14a-4 under the Exchange Act, if a shareholder notifies the Corporation after January 28, 2001 of an intent to present a proposal at the Corporation's 2001 Annual Meeting (and for any reason the proposal is voted upon at that Annual Meeting), the Corporation's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

     The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During Fiscal 1999, Donald L. Miller, a director, inadvertently filed one late Statement of Changes in Beneficial Ownership covering one purchase transaction that occurred in a retirement trust.

                            SOLICITATION OF PROXIES

     The Corporation has retained Morrow & Co. to solicit proxies for a fee of $17,500, plus reasonable out-of-pocket expenses. Solicitation of proxies will be undertaken through the mail, in person and by telecommunications and may include solicitation by officers and employees of the Corporation. Costs of solicitation will be borne by the Corporation.

                      2001 ANNUAL MEETING OF SHAREHOLDERS

     If any shareholder intends to present a proposal for consideration at the 2001 Annual Meeting of Shareholders, such proposal must be received by the Corporation not later than November 10, 2000 for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Corporation's proxy statement for such meeting.

        [LOGO]

        SCHERING-PLOUGH CORPORATION
        One Giralda Farms
        Madison, NJ 07940

                                ADMISSION TICKET
                      2000 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder,

     The Annual Meeting of Shareholders of Schering-Plough Corporation will be held at the offices of the Corporation, Galloping Hill Road, Kenilworth, New Jersey, on Tuesday, April 25, 2000 at 2:00 p.m.

     To be sure that your vote is counted, we urge you to complete and sign the proxy card below, detach it from this letter, and return it in the prepaid envelope enclosed in this package. Alternatively, you can vote by Internet or telephone by following the instructions on the opposite side of this proxy card. The giving of such proxy does not affect your right to vote in person if you attend the meeting. Your prompt reply will aid the Corporation in reducing the expenses of additional proxy solicitation.

     Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please detach and bring this letter to the meeting as an admission ticket. Admission will be on a first come, first served basis.

                                                  William J. Silbey
                                                  Secretary

March 10, 2000


                     DETACH PROXY CARD HERE IF YOU ARE NOT
                        VOTING BY INTERNET OR TELEPHONE
-------------------------------------------------------------------------------

                       SCHERING-PLOUGH CORPORATION--PROXY
                        Solicited by Board of Directors
                                      For
                 Annual Meeting of Shareholders--April 25, 2000

     The undersigned appoints Raul E. Cesan, Hugh A. D'Andrade and Richard Jay Kogan, or any one or more of them, attorneys and proxies with power of substitution to vote all of the Common Shares of SCHERING-PLOUGH CORPORATION standing in the name of the undersigned at the Annual Meeting of Shareholders on April 25, 2000, and at all adjournments or postponements thereof, upon the matters set forth in the Notice and Proxy Statement of said meeting, receipt of which is acknowledged.

     The shares represented by this proxy will be voted as directed by the Shareholder. If you wish to vote in accordance with the recommendations of the Board of Directors, you may sign on the reverse side and mail in the enclosed envelope. If no direction is given, shares will be voted FOR items 1 and 2, and AGAINST item 3. Specific choices may be made on the reverse side.

                (Continued and to be signed on the reverse side)


                                                    SCHERING-PLOUGH CORPORATION
                                                    P.O. BOX 11371
                                                    NEW YORK, N.Y. 10203-0371

[LOGO]
SCHERING-PLOUGH

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET/TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

              INTERNET
              --------
   http://proxy.shareholder.com/sgp

* Go to the website address listed above.
* Have your proxy card ready.
* Enter your Control Number located in the box below.
* Follow the simple instructions that appear on your computer screen.

               OR

             TELEPHONE
             ---------
            800-574-7051

* Use any touch-tone telephone.
* Have your proxy card ready.
* Enter your Control Number located in the box below.
* Follow the simple recorded instructions.

               OR

               MAIL
              ------
* Mark, sign and date your proxy card.
* Detach your proxy card.
* Return your proxy card in the prepaid envelope provided.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card, and there is no need for you to mail back your proxy.

CALL TOLL-FREE TO VOTE
1-800-574-7051

CONTROL NUMBER FOR
INTERNET/TELEPHONE VOTING

The Internet and telephone voting facilities will close at 5:00 p.m. E.S.T. on April 24, 2000.

                       ** PLEASE DETACH PROXY CARD HERE**
-------------------------------------------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2

1. Election of Directors: Nominees for 3-year terms: 1-Robert P. Luciano: 2-H Barclay Morley: 3-Carl E. Mundy, Jr.: 4-Patricia F. Russo, 5-Arthur F. Weinbach. Nominee for 1-year term: 6-Eugene R. McGrath

FOR all                  WITHHOLD AUTHORITY                EXCEPTIONS
nominees                 to vote for all nominees


(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write the nominee's name in the space provided below.) *Exceptions __________________________________________

2. Ratification of Designation of Independent Auditors

   FOR                       AGAINST                    ABSTAIN

This proxy will be voted FOR Items 1 and 2 and AGAINST 3, unless instructions to the contrary are indicated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM  3

3. Shareholder Proposal Concerning Pharmaceutical Pricing.

   FOR                       AGAINST                    ABSTAIN

Mark if you:
Do not wish to receive the Annual Report for this account

Wish to access the Annual Report and Proxy Statement electronically in the future

Have an address change and/or comments

Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)

Dated:__________________________________, 2000

______________________________________________
Signature

______________________________________________
Signature

          Votes MUST be indicated
         (x) in Black or Blue Ink.

              PLEASE DETACH HERE
* You Must Detach this Portion of the Proxy Card *
   Before Returning it in the Enclosed Envelope

Please sign, date and return the proxy card promptly using the enclosed envelope.